Exhibit 99.1

Sensus Healthcare Expects Record 4Q 2021 Sales and Continued Growth in 1Q 2022; Profiles New Product at the 2022 Winter Clinical Dermatology Conference

Expects profitability for the 2021 fourth quarter and full year

Physician KOL presentation at the Winter Clinical to highlight the TransDermal Infusion System™

BOCA RATON, Fla. (January 5, 2022) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, announces that it expects record sales for the fourth quarter of 2021, resulting in over $25 million in sales for the year, and positive EBITDA and net income for both the fourth quarter and full year. Fourth quarter sales include the shipment of three SRT Systems to China. Based upon expectations for shipments during the current quarter, the company also expects to be profitable for the first quarter of 2022. Sensus expects to report 2021 financial results and hold an investment community conference call in February.

“I am very proud of our sales performance during 2021, and especially during the fourth quarter as our hard work to position the company to recover from the Covid-19 pandemic contributed to our success,” said Joe Sardano, chairman and CEO of Sensus Healthcare. “I congratulate everyone at Sensus Healthcare and note that our exceptional team performed well above expectations as we look forward to another profitable quarter to kick off 2022.”

Sensus also announces that its TransDermal Infusion System™ non-invasive drug delivery system for cosmetic and other dermatology applications will be featured at the 2022 Winter Clinical Dermatology Conference - Hawaii®. Mark S. Nestor, M.D., Ph.D., Director of the Center for Clinical and Cosmetic Research™ and the Center for Cosmetic Enhancement® in Aventura, Florida, and current President of the American Cutaneous Oncology Society, will discuss the system on Saturday, January 15th at 2:30 p.m. local time during a session titled “Integrating Aesthetics into Your Dermatology Practice.”

Mr. Sardano added, “We are excited that our TransDermal Infusion System will be highlighted by Dr. Nestor at the Winter Dermatology Clinical. Gaining visibility at this important conference helps broaden awareness and build support for our patient-friendly, needle-free method of delivering aesthetic medicines. It has been only one month since we began our exclusive U.S. distribution of this FDA-cleared product and we are encouraged by physician interest in its ability to deliver drugs that are otherwise not able to be absorbed, including Botox®, hyaluronic acid, lidocaine, collagen and others typically used in aesthetic procedures.”

Dr. Nestor will present the TransDermal Infusion System to more than 400 registered attendees at the Grand Hyatt in Kauai, and will discuss the patient benefits of incorporating the system into dermatology practices. He recently presented data at the 2021 Fall Clinical Dermatology Conference showing a more than 80% reduction in sweat 30 days after a single topical infusion of 50 units of onabotulinum toxin in the axilla, and has previously noted that studies have shown significant cosmetic improvement with topically applied hyaluronic acid filler using Sensus’ TransDermal Infusion System.

About the Winter Clinical

The annual Winter Clinical Dermatology Conference® is a four-day accredited CME course that provides a comprehensive update on the diagnosis and treatment of a variety of conditions related to medical, surgical and cosmetic dermatology.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ modulated robotic brachytherapy radiation oncology system provides targeted directional anisotropic radiation therapy (ART) and brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, fast and efficiently. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non- melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases, these statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," “approximately,” "potential" or negative or other variations of those terms or comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements involve risks and uncertainties because they relate to events, developments, and circumstances relating to Sensus, our industry, and/or general economic or other conditions that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of the following factors, among others: the continuation and severity of the COVID-19 pandemic, including its impact on sales and marketing; our ability to achieve profitability; our ability to obtain and maintain the intellectual property needed to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the level and availability of government and/or third party payor reimbursement for clinical procedures using our products, and the willingness of healthcare providers to purchase our products if the level of reimbursement declines; the regulatory requirements applicable to us and our competitors; our ability to efficiently manage our manufacturing processes and costs; the risks arising from our international operations; legislation, regulation, or other governmental action , that affects our products, taxes, international trade regulation, or other aspects of our business; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

In addition, even if future events, developments, and circumstances are consistent with the forward- looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release, except as may be required by applicable law. You should read carefully our "Cautionary Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

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